UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.        )

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Bar Harbor Bankshares
(Exact Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Statement Subject to Completion

 BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME

December 3, 2008

Dear Shareholder:

You are cordially invited to attend a Special Meeting of the Shareholders of Bar Harbor Bankshares (the "Company") to be held at 11:00 a.m. EST on Monday, December 22, 2008, at the Atlantic Oakes Conference Center located at 119 Eden Street in Bar Harbor, Maine.

Enclosed are the Clerk’s official Notice of Special Meeting, a Proxy Statement, and the Form of Proxy, which describe the formal business to be transacted at the meeting. Please sign the Form of Proxy and return it in the envelope provided so that your shares will be voted at the Special Meeting if you are unable to attend. Directors and Officers of the Company will be present to respond to appropriate shareholder questions.

Very truly yours,

Joseph M. Murphy
President and
Chief Executive Officer

Enclosures

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY

Each Shareholder is urged to fill in, date and sign the enclosed Form of Proxy and mail it in the envelope provided.

A Shareholder who executes this Form of Proxy may, prior to its use, revoke it by written instrument, by a subsequently executed Form of Proxy or, if attending the Special Meeting of Shareholders, by notifying the Clerk or by giving notice at the Special Meeting.

  BAR HARBOR BANKSHARES

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 22, 2008

Notice is hereby given that a Special Meeting of the Shareholders of Bar Harbor Bankshares will be held at the Atlantic Oakes Conference Center at 119 Eden Street in Bar Harbor, Maine, on Monday, December 22, 2008, at 11:00 a.m. EST to consider and act upon the following proposals:

  To approve an amendment to the Company’s Articles of Incorporation to authorize 1,000,000 shares of preferred stock, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Board of Directors.
  To approve the adjournment, postponement or continuation of the Special Meeting if necessary to permit further solicitation of proxies.
  To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Shareholders of record as of the close of business on November 20, 2008, will be entitled to notice of and to vote at the meeting.

The Board of Directors requests that you complete, sign, and date the enclosed Proxy Card and mail it promptly in the enclosed postage-paid envelope. Any proxy that you deliver may be revoked prior to the Special Shareholder Meeting, in writing, delivered to the Company, Attention: Marsha C. Sawyer, Clerk, 82 Main Street, Bar Harbor, Maine 04609, stating that your proxy is revoked or by delivering a subsequently dated proxy. Shareholders of record of the Company’s common stock who attend the Special Shareholder Meeting may vote in person, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors

Marsha C. Sawyer, Clerk

 BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, DECEMBER 22, 2008

PROXY STATEMENT

When and where is the Meeting?

             A Special Meeting of Shareholders of Bar Harbor Bankshares ("Bar Harbor" or the "Company") will be held on Monday, December 22, 2008 at 11:00 a.m. EST at the Atlantic Oakes Conference Center at 119 Eden Street in Bar Harbor, Maine (the "Meeting").

 Why am I receiving these materials?

              Shareholders are invited to attend the Meeting and are requested to vote on the proposals described in this proxy statement.

 What items will be voted on at the Meeting?

              This proxy statement, which was first mailed to shareholders on or about December 3, 2008, is furnished in connection with the solicitation of proxies by the Board of Directors to be voted at the Meeting. The purpose of this proxy statement is to solicit the votes of the Bar Harbor shareholders with respect to the following matters:

1.

To approve an amendment to the Company’s Articles of Incorporation to authorize 1,000,000 shares of preferred stock, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Board of Directors.

2.	To approve the adjournment, postponement or continuation of the Special Meeting if necessary to permit further solicitation of proxies.

3.	To transact other business as may properly come before the Meeting.

            The Board of Directors has approved the amendment to the Company’s Articles of Incorporation and the adjournment, postponement or continuation of the Special Meeting if necessary to permit the further solicitation of proxies and recommends your approval of both proposals. The Board of Directors is considering authorizing the issuance of a series of preferred stock and warrants to purchase common stock to the United States Department of Treasury pursuant to the terms of the Emergency Economic Stabilization Act of 2008 and the TARP Capital Purchase Program established thereunder.

 Who may vote?

              If you were a shareholder of Bar Harbor as of the close of business on November 20, 2008 (the "Record Date"), you are entitled to vote at the Meeting and at any adjournments or postponements thereof.  As of the Record Date, there were 2,897,953 shares outstanding held by approximately 1,100 holders of record.

 How do I vote?

              You may vote by mail. Please see the instructions on the proxy or vote instruction card. To vote by mail, please complete, sign and date the proxy card and return it in the enclosed postage-paid envelope at your earliest convenience.

              If you are a shareholder of record, you may vote in person at the Meeting. Even if you plan to attend the Meeting, please complete, date, and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope.

 How is my proxy voted?

              If you submit a properly executed proxy with no instructions, the named proxy holders will vote your shares in favor of the amendment to the Company’s Articles of Incorporation and the approval of a possible adjournment, postponement or continuation of the Special Meeting. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the Meeting. The Board has named Joseph M. Murphy and Marsha C. Sawyer as the proxy holders.  Their names appear on the proxy form accompanying this proxy statement.  You may name another person to act as your proxy if you wish, but that person would need to attend the Meeting in person or further vote your shares by proxy.

How do I change or revoke a proxy?

              After voting you may change your vote one or more times, or you may revoke your proxy at any time before the vote is taken at the Meeting.  You may revoke your proxy by submitting a proxy bearing a later date or by notifying the Clerk of Bar Harbor (in writing by mail) of your wish to revoke your proxy.  If you wish to revoke your proxy by mail, your revocation must be received by the Clerk of Bar Harbor no later than 5:00 p.m. EST on December 19, 2008, the last business day before the Meeting.  You may also revoke your proxy by oral request if you are present at the Meeting.

            You may still attend the Meeting even if you have submitted a proxy.  You should be aware that simply attending the Meeting will not, of itself, revoke a proxy.

How does the Company determine a quorum?

              There must be a quorum to conduct any business at the Meeting.  Shareholders holding at least a majority of the outstanding shares of common stock must either attend the Meeting or submit proxies to have a quorum.  If you come to the Meeting or submit a proxy but you abstain from voting on a given matter, your shares will still be counted shares as present for determining a quorum, but your shares will not be counted as voting for or against the given matter.

How will votes be counted?

              The named proxy holders will vote your shares as you instruct on your proxy.  Abstentions or broker non-votes will not be counted as for or against a matter submitted to a vote of shareholders.   Each share is entitled to one vote.

            A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee.  A broker may only vote those shares if the beneficial owner gives the broker voting instructions.  Broker non-votes will be counted as present for establishing a quorum.

What is the voting requirement to approve the proposal?

            Assuming the existence of a quorum, the amendment to the Articles of Incorporation will be approved if the number of shares voted in favor of the proposal to approve the amendment to the Articles of Incorporation is a majority of the shares present or represented at the meeting.

How many shares are held by directors and officers?

            As of the Record Date, directors and named executive officers of Bar Harbor beneficially owned 59,584 shares, all of which are entitled to vote, including 29,155 shares of Bar Harbor common stock that are held in Bar Harbor’s 401(k) plan and are voted by the trustees of the plan.  Additionally, 30,800 shares (1.06%) of the Common Stock are held by two trusts, which, for purposes of voting, are allocated equally among the directors present at the Special Meeting under the terms of the respective trust instruments. No director has any other beneficial interest in these shares. These trusts are denominated for purposes of this Proxy Statement as the "Parker Trust" and the "Fred & Hattie Lynam Private Foundation’ formerly known as the "Lynam Trust."

            These shares constitute approximately 3.12% of the total shares outstanding and entitled to be voted at the Meeting.  The Company expects the majority of directors and executive officers to vote in favor of all proposals.

Who is paying the cost of this proxy solicitation?

Bar Harbor will bear the cost of soliciting proxies from its shareholders.  In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication.

Bar Harbor requests that banks, brokerage houses, other institutions, nominees, and fiduciaries forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies.  Officers and other employees of Bar Harbor and its wholly-owned bank subsidiary, Bar Harbor Bank & Trust ("Bank"), acting on Bar Harbor’s behalf, may solicit proxies personally.   Bar Harbor may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. In addition, Bar Harbor has engaged [                                ] to assist in the solicitation of proxies for a fee of $[                 ] plus reimbursement of customary expenses.

IMPORTANT NOTICES

              Neither the Company’s common stock nor the proposed preferred stock, are or will be a deposit or bank account, and are not and will not be insured by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

              The Company has not authorized any person to give any information or to make any representations other than the information and statements included in this Proxy Statement. You should not rely on any other information. The information contained in this Proxy Statement is correct only as of the date of this Proxy Statement, regardless of the date it is delivered.

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PROPOSAL 1.    TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
                                TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK, WHICH MAY BE ISSUED IN
                                ONE OR MORE SERIES, WITH SUCH RIGHTS, PREFERENCES, PRIVILEGES AND
                                RESTRICTIONS AS SHALL BE FIXED BY THE BOARD OF DIRECTORS.

Description of the Proposal

            You are being asked to approve a proposal to amend the Company’s Articles of Incorporation to authorize 1,000,000 shares of preferred stock, having such rights, preferences, privileges and restrictions as may be determined by the Board of Directors. On November 12, 2008, the Board of Directors approved this amendment, and believes this action to be in the best interests of the Company and its shareholders for the reasons set forth below. The complete text of the form of the Amendment to the Articles of Incorporation for the authorization of preferred stock is set forth in Appendix A to this proxy statement. Such text is however subject to revision for such changes as may be required by the Maine Secretary of State or the Superintendent of the Maine Bureau of Financial Institutions and other changes consistent with this proposal that may be deemed necessary or appropriate.

            The authorization of preferred stock by shareholders in advance would permit the Board of Directors to issue preferred stock from time to time in one or more series without further shareholder approval. Subject to the Company’s Articles of Incorporation, as amended from time to time, and the limitations prescribed by law or by any stock exchange or national securities association trading system on which the Company’s securities may be listed, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of shares and to change designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the shareholders. However, the Board of Directors would only be able to designate and issue preferred shares, if the Board of Directors determined, based on its judgment, that doing so would be in the best interests of the Company and its shareholders.

Rationale for Authorizing Preferred Stock

            Recent economic developments have adversely affected the capital markets and the availability of capital for all financial institutions. In light of these trends, the Board of Directors has concluded that the Company should have a more complete range of capital financing alternatives available in its Articles of Incorporation. The Company is currently "well capitalized" by all regulatory standards, and has sufficient capital to conduct its business based on current operations and projected future operations. Nonetheless, the proposed amendment to the Articles of Incorporation will provide the Company with increased flexibility in meeting any future capital requirements by providing for the issuance of another type of security in addition to its common stock. The proposed amendment will allow the Company to issue preferred stock from time to time with such features as may be determined by the Board of Directors for any proper corporate purpose. Such uses may include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as all or part of the consideration to be paid by the Company for acquisitions of other businesses or their assets. In addition, the Board of Directors is considering participating in the TARP Capital Purchase Program established by the United States Department of Treasury ("UST") pursuant to the terms of the Emergency Economic Stabilization Act of 2008. There can be no assurances that the Company will be approved for such participation, or, if selected, that the Company will ultimately determine to proceed with a preferred stock issuance under the TARP Capital Purchase Program. Although the Company is well-capitalized, the Company believes that the Capital Purchase Program may be a source of capital available on favorable terms. The Board of Directors and management of the Company are continuing to assess the merits of the TARP Capital Purchase Program as additional information is made available. If issued, capital raised through participation in the TARP Capital Purchase Program would be available to support future growth as well as a source of capital to address the challenges and opportunities in the current market.

Description of the Preferred Stock

            The preferred stock would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each class or series issued from time to time. The Board of Directors would also be authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease will resume the status of authorized but unissued shares of preferred stock.

Capital Purchase Program

            The following is a brief description of the terms of the shares (the "Shares") of preferred stock that the Company may issue to the UST through the TARP Capital Purchase Program, the only shares of preferred stock that the Company contemplates issuing in the proximate future. This description is based upon information currently available to the Company concerning the terms of the TARP Capital Purchase Program and does not purport to be complete in all respects. Assuming the UST accepts the Company’s application to participate in the TARP Capital Purchase Program, the Company and the UST must still negotiate the definitive terms and conditions of the Company’s participation. The final terms of the Shares will be approved by the Company’s Board of Directors and will be reflected in a subsequent amendment to the Company’s Articles of Incorporation that will be adopted without shareholder approval. However, the final terms of the Shares and UST’s investment in the Company are subject to unilateral amendment by the UST to the extent required to comply with any changes in applicable federal statutes. Although the Company has no reason to believe that the Company would not be accepted to participate in the TARP Capital Purchase Program, there can be no assurance that the UST will approve the Company’s participation, the number of shares of preferred stock that the Company may issue pursuant to the TARP Capital Purchase Program or the proceeds that the Company will receive under the TARP Capital Purchase Program.

            Estimated Proceeds

            Pending approval of the amendment to the Articles of Incorporation described in this Proxy Statement and the approval of the Company’s participation in the TARP Capital Purchase Program by the UST, the Company may issue between approximately 6,250 and 18,751 Shares for an aggregate purchase price of between approximately $6.25 million and $18.75 million pursuant to the Capital Purchase Program based on the Company’s risk-weighted assets as of September 30, 2008.

            Use of Proceeds

            Subject to limitations on use of proceeds that may be specified by the UST, the Company intends to invest all of the proceeds from the issuance of the preferred stock as equity in Bar Harbor Bank & Trust (the "Bank"), its wholly-owned banking subsidiary. The Company has identified the following priorities for the use of the funds by the Bank: (i) strengthen the Bank in the face of an uncertain and potentially prolonged economic downturn, which could have severely negative effects upon the national and regional economy, and which could provoke credit or other than temporary impairment losses at the Company at levels outside historical norms; (ii) increase, where possible and prudent, additional consumer and commercial lending to stimulate economic activity in the Bank’s local and regional markets and (iii) possibly facilitate appropriate acquisitions of bank branches, or entire banks, whose capacity to flourish or even survive in the current economy has become suspect. Prior to such deployment, the funds may be used to reduce short term borrowings or augment investment securities.

            Pro Forma Effect of TARP Capital Purchase Program Participation

            The pro forma effects of the receipt of the investment under the TARP Capital Purchase Program are estimated as follows:
		Pro Forma As of September 30, 2008
	As Reported September 30, 2008	Minimum 1% Risk Based Assets	Maximum 3% Risk Based Assets	Minimum For Regulatory "Well Capitalized" Designation[1]
Capital Purchase Program Investment	-	$ 6,250	$18,751
Total Tier 1 Capital	$63,146	$69,396	$81,897
Total Tier 2 Capital	$10,220	$10,220	$10,220
Total Capital (Tier 1 & 2)	$73,366	$79,616	$92,117
Leverage Ratio	6.76%	7.43%	8.76%	5.00%
Tier 1 Ratio	10.10%	11.10%	13.10%	6.00%
Total Capital Ratio	11.74%	12.74%	14.74%	10.00%

1Minimum Regulatory percentages for banks. All other numbers and percentages are calculated on the Holding Company financials.

            General

            Prior to the issuance of the Shares, the Company will have filed Articles of Amendment to the Company’s Articles of Incorporation with respect to the Shares with the Secretary of State of Maine. When issued, the Shares will have a fixed liquidation preference of $1,000 per share. If the Company liquidates, dissolves or winds up its affairs, holders of the Shares will be entitled to receive, out of the Company’s assets that are available for distribution to shareholders, an amount per Share equal to the liquidation preference per Share plus any accrued but unpaid dividends to the date of payment of the liquidation preference. The Shares will not be convertible into the Company’s common stock or any other class or series of the Company’s securities and will not be subject to any sinking fund or any other obligation of the Company for their repurchase or retirement.

            Ranking

            With respect to the payment of dividends and the amounts to be paid upon liquidation, the Shares will rank:

•	senior to the Company’s common stock and all other equity securities designated as ranking junior to the Shares; and

•	at least equally with all other equity securities designated as ranking on parity with the Shares as to payment of dividends or the amounts to be paid upon liquidation, as applicable.

            For as long as any Shares remain outstanding, unless all accrued and unpaid dividends for all past Dividend Periods (as defined below) are fully paid:

•

no dividend whatsoever may be paid or declared on the Company’s common stock or other junior stock or other equity securities designated as ranking pari passu with the Shares as to payment of dividends, other than, in the case of shares ranking pari passu with the Shares, dividends paid on a pro rata basis with the Shares and in the case of common stock and shares ranking pari passu with the Shares, dividends payable solely in shares of common stock.

•	no common stock or other junior stock or pari passu with the Shares may be purchased, redeemed or otherwise acquired for consideration by the Company.

            Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s Board of Directors may be declared and paid on the Company’s common stock and any other stock ranking pari passu with or junior to the Shares from time to time out of any funds legally available for such payment, and the Shares shall not be entitled to participate in any such dividend; provided, however, that the consent of the UST will be required for any increase in the dividends paid to the common stock until the earlier of (i) the third anniversary of the date of issue of the Shares and (ii) the date on which the Shares have been redeemed in whole or the UST has transferred all Shares to third parties.

            Dividends

            Holders of Shares, in preference to the holders of the Company’s common stock and of any other shares of the Company’s stock ranking junior to the Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by the Company’s Board of Directors, out of assets legally available for payment, cash dividends. These dividends will be payable at a rate of 5.00% per annum until the fifth anniversary of the date of issuance, and thereafter at a rate of 9.00% per annum (the "Dividend Rate"), applied to the $1,000 liquidation preference per share and will be paid quarterly in arrears on the 15th day of February, May, August and November of each year with an anticipated commencement on February 15, 2009 (each, a "Dividend Payment Date"), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A "Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Shares will commence upon the date of original issuance of the Shares. Dividends will be paid to holders of record on the respective date fixed for that purpose by the Company’s Board of Directors or a committee thereof in advance of payment of each particular dividend.

            The amount of dividends payable per Share on each Dividend Payment Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            The Company is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as the Company, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, the Company is subject to Maine state laws relating to the payment of dividends.

            Conversion Rights

            The Shares will not be convertible into shares of any other class or series of the Company’s stock.

            Redemption

            The Shares may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the date of issuance, except with the proceeds of a Qualified Equity Offering (as defined below) that results in proceeds to the Company of not less than 25% of the issue price of the Shares. A "Qualified Equity Offering" is the sale by the Company for cash, following the date of issuance of the Shares, of common stock or perpetual preferred stock that qualifies as Tier 1 capital under the risk-based capital guidelines of the Federal Reserve. On any date after the first Dividend Payment Date falling on or after the third anniversary of the date of issuance the Shares may be redeemed, in whole or in part, at the Company’s option, and subject to approval by the appropriate Federal Banking Agency as defined in Section 3(q) of the Federal Deposit Insurance Act, from any source of funds. Any such redemption will be at a cash redemption price of $1,000 per Share, plus any accrued and unpaid dividends for all prior Dividend Periods for that Share. Holders of Shares will have no right to require the redemption or repurchase of the Shares.

                Any redemption of the Shares is subject to prior approval of the Federal Reserve. Subject to this limitation or of any outstanding debt instruments, the Company or its affiliates may from time to time purchase any outstanding Shares by tender, in the open market or by private agreement.

            Liquidation Rights

            In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Shares will be entitled to receive an amount per Share (the "Total Liquidation Amount") equal to the fixed liquidation preference of $1,000 per Share, plus any accrued and unpaid dividends to the date of payment of the Total Liquidation Amount. Holders of the Shares will be entitled to receive the Total Liquidation Amount out of the Company’s assets that are available for distribution to shareholders, after payment or provision for payment of the Company’s debts and other liabilities but before any distribution of assets is made to holders of the Company’s common stock or any other shares ranking, as to that distribution, junior to the Shares.

            If the Company’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Shares and all holders of any shares of the Company’s stock ranking as to any such distribution pari passu with the Shares, the amounts paid to the holders of Shares and to such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount for those holders. If the Total Liquidation Amount per Share has been paid in full to all holders of Shares and the liquidation preference of any other shares ranking on parity with the Shares has been paid in full, the holders of the Company’s common stock or any other shares ranking, as to such distribution, junior to the Shares will be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

           For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of the Company’s property and assets, nor the consolidation or merger by the Company with or into any other corporation or by another corporation with or into the Company will constitute a liquidation, dissolution or winding up of the Company’s affairs.

            Voting Rights

            Except as indicated below or otherwise required by law, holders of the Shares will not have any voting rights.

            If, and whenever, the dividends on the Shares have not been declared and paid for an aggregate of at least six Dividend Periods (whether or not consecutive), the number of directors then constituting the Company’s Board of Directors will automatically be increased by two. At such time, holders of the Shares will be entitled to elect the two additional members of the Company’s Board of Directors (the "Preferred Stock Directors") at any annual meeting of shareholders or any special meeting of the holders of the Shares.

            Whenever all dividends on the Shares have been paid in full then the right of the holders of the Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Company’s Board of Directors will be reduced accordingly.

            The Shares shall have the right to vote separately as a class (with approval requiring the affirmative vote of holders owning at least 66 2/3% of the Shares) on (1) any authorization or issuance of shares ranking senior to the Shares; (2) any amendment to the rights of the Shares; or (3) consummation of any merger, share exchange or similar transaction unless the Shares remain outstanding, or if the Company is not the surviving entity in such transaction, are converted into or exchanged for preference securities of the surviving entity and the Shares remaining outstanding or such preference securities have such rights, preferences, privileges and voting power as are not materially less favorable to the holders than the rights, preferences, privileges and voting power of the Shares. Under Maine law, holders of the Shares will be entitled to vote as a separate voting group on certain amendments to the Company’s articles of incorporation and in connection with certain mergers. When voting as a separate class on these matters Maine law generally provides that the vote of holders of a majority of the Shares outstanding is required.

            Regulatory Capital Treatment

            The Company expects the Shares to qualify as Tier I capital under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies.

            Transferability

            The Shares will not be subject to any contractual restrictions on transferability, and the Company will be obligated to file a registration statement under the Securities Act of 1933, as amended, as promptly as practicable after issuing the Shares to the UST. The UST may transfer the Shares to third parties at any time.

            Executive Compensation and Corporate Governance

            The Company will be subject to certain executive compensation and corporate governance requirements. The Company will need to modify or terminate all benefit plans or compensation arrangements to eliminate any provisions that would not be in compliance with Section 111 of the Emergency Economic Stabilization Act of 2008. In general, the Company would need to (i) ensure that the Senior Executive Officer compensation programs do not encourage unnecessary and excessive risks, (ii) add "clawback" provisions into the incentive compensation programs for Senior Executive Officers whose awards are based on criteria, such as net income, that are later proven to be materially inaccurate, (iii) terminate any golden parachute arrangements with its Senior Executive Officers. In addition, any deductions for compensation paid to each Senior Executive Officer in excess of $500,000 would be disallowed. For purposes of the TARP Capital Purchase Program, the Company’s "Senior Executive Officers," as defined under the Emergency Economic Stabilization Act of 2008, include our CEO, CFO and three next most highly-compensated policy-making executives.

Potential Anti-Takeover Effects of the Proposed Amendment

            Although the Board of Directors represents that it will not, without prior shareholder approval, issue any series of blank check preferred stock for any defensive or anti-takeover purpose, this Proposal could have certain unintended anti-takeover effects. For example, the issuance of preferred stock with voting rights could, under certain circumstances and depending upon the terms and rights of the class of the preferred stock as designated by the Board of Directors, have the effect of delaying or preventing a change of control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the Company.

Approval Requirement and Board of Directors Recommendation

            Assuming the existence of a quorum at the Special Meeting of Shareholders, the proposal to approve the amendment to the Articles of Incorporation of the Company requires the affirmative vote of a majority of the shares of common stock present or represented at the meeting. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY"S ARTICLES OF INCORPORATION TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK, WHICH MAY BE ISSUED IN ONE OR MORE SERIES, WITH SUCH

RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS AS SHALL BE FIXED BY THE COMPANY’S BOARD OF DIRECTORS.

PROPOSAL 2. TO APPROVE THE ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE
                                SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF
                                PROXIES.

Description of the Proposal

            If at the Special Meeting the number of shares of the Company’s common stock present or represented and voting in favor of the amendment to the Articles of Incorporation is insufficient to approve Proposal One, the Company’s management may move to adjourn, postpone or continue the Special Meeting in order to enable the Board of Directors to continue to solicit additional proxies in favor of the proposal to amend the Articles of Incorporation. In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not Proposal One.

            In this proposal, the Company is asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If the Company’s shareholders approve the adjournment, postponement or continuation proposal, the Company could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend the Articles of Incorporation, including the solicitation of proxies from the shareholders that have previously voted against the proposal. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to amend the Company’s Articles of Incorporation have been received, the Company could adjourn, postpone or continue the Special Meeting without a vote on the proposal to amend the Articles of Incorporation and seek to convince the holders of those shares to change their votes to votes in favor of the proposal.

            The adjournment, postponement or continuation proposal requires the affirmative vote of a majority of the shares of common stock present or represented at the meeting. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal. No proxy that is specifically marked AGAINST the proposal to amend and restate Current Articles will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

            The Board of Directors believes that if the number of shares of the Company’s common stock present or represented at the Special Meeting and voting in favor of the proposal to amend the Company’s Articles of Incorporation is insufficient to approve the amendment, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

            As of November 12, 2008, the Company had outstanding 2,899,058 shares of its common stock (the "Common Stock"), par value $2 per share.

            The following table sets forth information with respect to the beneficial owner of the Company’s Common Stock as of November 12, 2008, by: (i) each person or entity known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director on the Company’s Board of Directors, (iii) the Company’s named executive officers (the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers) and (iv) all executive officers and directors as a group.

Name of Beneficial Owners	Title of Class	Amount of Beneficial Ownership[1]	Percent of Class

5% or more beneficial owners
Bar Harbor Trust Services 135 High Street Ellsworth, ME 04605	Common	159,475 [2]	5.50%

John Sheldon Clark 1633 Broadway, 30th Floor New York, NY 10019	Common	162,156 [3]	5.60%

Shufro Rose & Co., LLC 745 Fifth Avenue New York, NY 10151-2600	Common	214,850 [4]	7.41%

Directors:
Robert C. Carter	Common	2,400 [9]	*
Thomas A. Colwell	Common	5,633 [9]	*
Jacquelyn S. Dearborn	Common	1,835 [9]	*
Peter Dodge	Common	4,760 [9]	*
Martha T. Dudman	Common	2,418 [9]	*
Lauri E. Fernald	Common	1,150 [9]	*
Gregg S. Hannah	Common	500 [9]	*
Clyde H. Lewis	Common	1,747 [5,9]	*
Joseph M. Murphy (Director and Named Executive Officer)	Common	113,487[9,10]	3.92%
Robert M. Phillips	Common	2,000 [6,9]	*
Constance C. Shea	Common	1,300 [9]	*
Kenneth E. Smith	Common	1,535 [7,9]	*
Scott G. Toothaker	Common	750 [8,9]	*
David B. Woodside	Common	1,100 [9]	*

Named Executive Officers:
Gregory W. Dalton	Common	8,478 [10]	*
Daniel A. Hurley, III	Common	10,765 [10]	*
Stephen M. Leackfeldt	Common	7,025 [10]	*
Gerald Shencavitz	Common	19,816 [10]	*

Total Ownership of all directors, named executive officers, and specified Trust shares of the Company as a group (eighteen (18) persons)		217,499[11]	7.51%

1The number of shares beneficially owned by the persons set forth above is determined under the rules of Section 13 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. All individual holdings amounting to less than 1% of issued and outstanding Common Stock are marked with an (*).

2Includes 81,645 shares held by Bar Harbor Trust Services (the "Trust Company") in customers’ fiduciary accounts where the Trust Company is designated as the sole trustee with voting and dispositive powers and 77,830 shares held by the Trust Company in customers’ fiduciary accounts where the Trust Company is designated as the co-trustee and has shared voting and dispositive powers.

3Includes 2,000 shares beneficially owned by Mr. Clark’s spouse over which Mr. Clark has shared voting and dispositive powers. This figure also includes 84,566 shares held by trusts for which Mr. Clark serves as the sole trustee.

4Includes 7,500 shares with sole voting power and dispositive power over all 214,850 shares.

5Includes 1,175 shares held jointly with Mr. Lewis’ wife.

6Includes 500 shares over which voting and dispositive power are shared jointly with Mr. Phillips’ spouse.

7Includes 780 shares owned jointly with Mr. Smith’s spouse.

8Includes 250 shares jointly owned with Mr. Toothaker’s minor children.

9Ownership figures for directors include 500 director-qualifying shares owned by each person indicated.

10Includes shares over which present executives have voting power under the Company’s 401(k) Plan and options to purchase shares of common stock granted pursuant to the Company stock option plan which are exercisable within 60 days of November 12, 2008, as follows:

Name	401K	Exercisable Options
Joseph M. Murphy	22,987	90,000
Gregory W. Dalton	2,053	6,425
Daniel A. Hurley, III	1,525	6,540
Stephen M. Leackfeldt	N/A	6,925
Gerald Shencavitz	2,590	17,226

11Total beneficial ownership includes, 30,800 shares (1.06%) of the Common Stock held by two trusts, which, for purposes of voting, are allocated equally among the directors present at the Special Meeting under the terms of the respective trust instruments. No director has any other beneficial interest in these shares. These trusts are denominated for purposes of this Proxy Statement as the "Parker Trust" and the "Fred & Hattie Lynam Private Foundation" formerly known at the Lynam Trust.

The Parker Trust was established in 1955 in perpetuity. Bar Harbor Trust Services, the Company’s second tier non-depository trust services company located in Ellsworth, Maine, is the sole Trustee, with full powers, of this trust benefiting the Mt. Heights Cemetery in Southwest Harbor, Maine.

The Fred & Hattie Lynam Private Foundation formerly known as the Lynam Trust was established in 1942 in perpetuity to benefit four named non-profit entities and to provide scholarships to graduates of Mount Desert Island High School. Bar Harbor Trust Services is the sole Trustee, with full powers, and administers the trust with the assistance of an established Scholarship Committee made up of members of the Bar Harbor Bankshares Board of Directors and one community representative.

The information provided is based on the records of the Company and on information furnished by the persons listed.

The Company is not aware of any arrangement that could at a subsequent date result in a change in control of the Company.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

             The SEC’s rules allow the Company to "incorporate by reference" into this proxy statement the information the Company files with the SEC. This means that the Company can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this proxy statement is considered to be part of this proxy statement from the date the Company files that document. Any reports filed by the Company with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference in this proxy statement.

              The Company incorporates by reference the following documents and other information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not "filed" in accordance with SEC rules):

  its Annual Report on Form 10-K for the year ended December 31, 2007;

  its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008;

  its Current Report on Form 8-K filed October 3, 2008;

  the definitive proxy statement for the Company’s 2007 annual meeting of shareholders; and

  the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 10, 1997 under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

            The Company will provide without charge to each person, including any beneficial owner, to whom this proxy statement is delivered, upon his or her written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this proxy statement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting Marsha C. Sawyer, Clerk, at our offices located at 82 Main Street, Bar Harbor.

              The Company also maintains an Internet site at www.bhbt.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated by reference into, and is not otherwise a part of, this proxy statement or any other document that the Company files with or furnishes to the SEC.

INDEPENDENT ACCOUNTANTS

                We anticipate that representatives from KPMG LLP will not be present and available to respond to questions or make a statement at the Special Meeting.

   SHAREHOLDER PROPOSALS

                Shareholders may submit proposals for consideration at the 2009 Annual Meeting, which presently is scheduled for May 19, 2009. In order to be included in the Company’s Proxy Statement and Form of Proxy relating to that meeting, such proposals must be received by the Company no later than December 8, 2008, which is 120 days in advance of the proposed mailing date of next year’s proxy materials. Proposals should be addressed to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.

OTHER BUSINESS

            As of the date of this Proxy Statement, the Company’s Board of Directors knows of no matters that will be presented for consideration at the Special Meeting of Shareholders other than as described in this Proxy Statement. If any other business, matter, or proposal shall properly come before the Special Meeting of Shareholders and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors

Marsha C. Sawyer, Clerk

APPENDIX A

Articles of Amendment
Of
Bar Harbor Bankshares

FIFTH The capital stock of the corporation shall be designated as follows:

            (a) Common Stock. The corporation shall have the authority to issue 10,000,000 shares of common stock, par value $2.00 per share.

            (b) Preferred Stock.

                        (1)     The corporation shall have authority to issue up to 1,000,000 shares of preferred stock, no par value. The shares of preferred stock of the corporation may be issued from time to time in one or more classes or series, the shares of each class or series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, rights, powers, including voting powers (or qualifications, limitations, or restrictions thereof) as are stated in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as provided in Paragraph (b)(2) of this Fifth Article.

                        (2)     Authority is granted to the Board of Directors of the corporation, subject to the provisions of this Fifth Article and to the limitations prescribed by the Maine Business Corporation Act, to authorize the issuance of one or more classes, or one or more series within a class, of preferred stock and with respect to each such class or series to fix by resolution or resolutions the voting powers, full or limited, if any, of the shares of such class or series to determine and fix by resolution or resolutions the designations, preferences, rights, powers, including voting powers (or qualifications, limitations, or restrictions thereof) of such shares. This paragraph is intended to afford to the Board of Directors the maximum authority permitted under Section 602 of Title 13-C: Maine Business Corporation Act.

BAR HARBOR BANKSHARES

Name:
Number of BHB Shares Held as of 11/20/2008:

The undersigned hereby appoints Joseph M. Murphy and Marsha C. Sawyer as Proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of the Company held of record by the undersigned as of close of business on November 20, 2008 at the Special Meeting of the Shareholders to be held on December 22, 2008 or at any adjournment thereof.

1. To approve an amendment of the Company’s Articles of Incorporation to authorize 1,000,000 shares of preferred stock, which may be issued in one or more series, with such rights, preferences, privileges, and restrictions as shall be fixed by the Board of Directors.

        ____ FOR         ____ AGAINST         ____ ABSTAIN

2. To approve the adjournment, postponement or continuation of the Special Meeting if necessary to permit further solicitation of proxies.

        ____ FOR         ____ AGAINST         ____ ABSTAIN

3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted on behalf of the undersigned shareholders in the manner directed herein. If no direction is given, this proxy will be voted in favor of Items 1 and 2 and in the discretion of management with respect to any other matters, which may come before the Special Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED.

_____________________________________ _________________
                                                      Date

NOTE: Please sign exactly as name appears above. Only one joint tenant needs sign. When signing as attorney, executor, administrator, trustee, or guardian, or in any representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, then please sign in the entity name by authorized person.